Exhibit 4.2

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE (COLLECTIVELY, THE “ACTS”). NEITHER THIS WARRANT NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT HERETO UNDER ALL OF THE APPLICABLE ACTS, OR AN OPINION OF COUNSEL SATISFACTORY TO VARITEK INDUSTRIES, INC. TO THE EFFECT THAT SUCH REGISTRATIONS ARE NOT REQUIRED.

AMENDED AND RESTATED

WARRANT

to Purchase Common Stock of

VARITEK INDUSTRIES, INC.

Expiring on December 5, 2007

On March 21, 2002, May 3, 2002, and June 11, 2002, VARITEK INDUSTRIES, INC., a Texas corporation (the “Company”), issued to SANDERS MORRIS HARRIS INC., a Texas corporation (“SMH”), warrants to purchase 125,000, 45,350, and 56,600 shares, respectively, of the common stock of the Company, each at a price per share of $2.40. This Amended and Restated Warrant (1) amends, restates and supersedes such previously issued warrants in their entirety and (2) gives to SMH, as partial consideration for the services provided by SMH to the Company in connection with the shares of the Company’s Series A Preferred Stock sold on or about the date hereof, the right to purchase additional shares of the common stock of the Company at the Exercise Price (as defined herein).

THIS AMENDED AND RESTATED WARRANT (this “Warrant”) CERTIFIES THAT, for value received, SANDERS MORRIS HARRIS INC., a Texas corporation, or its permitted assigns, is entitled to purchase from the Company, at the place where the Warrant Office designated pursuant to Section 2.1 is located, at a purchase price per share equal to 120% of the Conversation Price (as defined in that certain Certificate of Designation of Series A Preferred Stock of Varitek Industries, Inc., originally dated March 21, 2002, as may be amended, restated, supplemented or otherwise altered from time to time) for the Company’s Series A Preferred Stock (as adjusted pursuant to the terms of this Warrant, the “Exercise Price”), 553,400 shares of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, no par value, of the Company (the “Common Stock”), and is entitled also to exercise the other appurtenant rights, powers and privileges hereinafter set forth. The number of shares of the Common Stock purchasable hereunder and the Exercise Price are subject to adjustment in accordance with Article III hereof. This Warrant shall expire at 5:00 p.m., C.S.T., on December 5, 2007.

Certain initially capitalized terms used in this Warrant are defined in Article IV.

ARTICLE I

Exercise of Warrant

1.1 Method of Exercise. This Warrant may be exercised in whole or in part from time to time until December 5, 2007, at which time this Warrant shall expire and be of no further force or effect. To exercise this Warrant, the holder hereof or its permitted assignee(s) (the “Holder”) of all rights of the registered owner hereof shall deliver to the Company, at the Warrant Office designated in Section 2.1, (a) a written notice in the form of the Subscription Notice attached as an exhibit hereto (the “Notice”), stating therein the election of such Holder to exercise this Warrant in the manner provided in the Notice, (b) payment in full of the Exercise Price (in the manner described below) for all Warrant Shares to be purchased hereunder, and (c) this Warrant. Subject to compliance with Section 3.1(a)(vii), this Warrant shall be deemed to be exercised on the date of receipt by the Company of the Notice, accompanied by payment for the Warrant Shares to be purchased and surrender of this Warrant, as aforesaid, and such date is referred to herein as the “Exercise Date.” Upon such exercise, the Company shall issue and deliver to such Holder a certificate for the full number of the Warrant Shares purchased by such Holder hereunder and pursuant to the Notice, against the receipt by the Company of the total Exercise Price payable hereunder for all such Warrant Shares, (a) in cash or by certified or cashier’s check or (b) by surrendering Warrant Shares as provided in Section 1.2. The Person in whose name the certificate(s) for Common Stock is to be issued shall be deemed to have become a holder of record of such Common Stock on the Exercise Date.

1.2 Net Exercise. Notwithstanding any provisions herein to the contrary, if the Common Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Current Market Price of one share of Common Stock is greater than the Exercise Price (at the date of exercise), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive Warrant Shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the Warrant Office together with the properly endorsed Notice in which event the Company shall issue the Holder (or its designee) a number of shares of Common Stock computed as follows:

X = Y(A-B)

          A

Where:	X =	the number of shares of Common Stock to be issued to the Holder.
	Y =	the number of Warrant Shares being surrendered under the Warrant and pursuant to the Notice (whether a full or partial exercise hereof).
	A =	the Current Market Price of one share of Common Stock (at the date of exercise).
	B =	Exercise Price (as adjusted to the date of exercise).

1.3 Fractional Shares. In lieu of any fractional shares of Common Stock which would otherwise be issuable upon exercise of this Warrant, the Company shall in lieu thereof pay to the Person entitled thereto an amount in cash equal to the Current Market Price of such fraction of a share.

ARTICLE II

Warrant Office; Transfer

2.1 Warrant Office. The Company shall maintain an office for certain purposes specified herein (the “Warrant Office”), which office shall initially be the Company’s office at 16360 Park 10 Place, Suite 200, Houston, Texas 77084, and may subsequently be such other office of the Company or of any transfer agent of the Common Stock in the continental United States of which written notice has previously been given to the Holder. The Company shall maintain, at the Warrant Office, a register for the Warrant in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each permitted assignee of the rights of the registered owner hereof.

2.2 Ownership of Warrant. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in this Article II.

2.3 Transfer of Warrants. The Company agrees to maintain at the Warrant Office books for the registration and transfer of this Warrant. This Warrant may be freely transferred, in whole or in part, by the Holder pursuant to the form of Assignment attached as an exhibit hereto, so long as any such transfer is in compliance with the Acts and any other applicable law. The Company, from time to time, shall register the transfer of this Warrant in such books upon surrender of this Warrant at the Warrant Office, properly endorsed or accompanied by appropriate instruments of transfer and written instructions for transfer satisfactory to the Company. Upon any such transfer, a new Warrant shall be issued to the transferee, and the surrendered Warrant shall be canceled by the Company. The Holder of this Warrant shall pay all taxes and all other expenses and charges payable in connection with the transfer of Warrants pursuant to this Section 2.3.

2.4 Registration Rights. The Company agrees to include the Warrant Shares on any registration statement filed by the Company with respect to any capital stock of the Company (including without limitation any Common Stock issuable upon conversion of the shares of Preferred Stock) sold pursuant to the terms of the Placement Agent Agreement dated on or about March 20, 2002, between the Company and Sanders Morris Harris Inc.; provided, however, that the Company need not include on any such registration statement any Warrant Shares sold to the public either pursuant to a registration statement or Rule 144 or that may be sold immediately under Rule 144(k).

2.5 Acknowledgment of Rights. The Company will, at the time of the exercise of this Warrant in accordance with the terms hereof, upon the request of the Holder, acknowledge in writing its continuing obligation to afford to such Holder any rights (including, without limitation, any right to registration of the Warrant Shares) to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant, provided that if the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.

2.6 Expenses of Delivery of Warrants. Except as provided in Section 2.3 above, the Company shall pay all reasonable expenses, taxes (other than transfer taxes) and other charges payable in connection with the preparation, issuance and delivery of Warrants and related Warrant Shares hereunder.

2.7 Compliance with Securities Laws. The Holder understands and agrees that the following restrictions and limitations shall be applicable to all Warrant Shares and resales or other transfers thereof pursuant to the Securities Act:

(a) The Holder agrees that the Warrant Shares shall not be sold or otherwise transferred unless the Warrant Shares are registered under the Securities Act and state securities laws or are exempt therefrom.

(b) A legend in substantially the following form has been or will be placed on the certificate(s) evidencing the Warrant Shares:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state (collectively, the “Acts”). Neither the shares nor any interest therein may be offered, sold, transferred, pledged, or otherwise disposed of in the absence of an effective registration statement with respect to the shares under all of the applicable Acts, or an opinion of counsel satisfactory to Varitek Industries, Inc. to the effect that such registrations are not required.”

(c) Stop transfer instructions have been or will be imposed with respect to the Warrant Shares so as to restrict resale or other transfer thereof, subject to this Section 2.7.

ARTICLE III

Anti-Dilution Provisions

3.1 Adjustment of Exercise Price and Number of Warrant Shares. The Exercise Price shall be subject to adjustment from time to time as hereinafter provided in this Article III. Upon each adjustment of the Exercise Price, except pursuant to

Sections 3.1(a)(iii), (iv), (v) and (vi), the Holder shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of the Common Stock (calculated to the nearest whole share pursuant to Section 1.2) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of the Common Stock purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

(a) Exercise Price Adjustments. The Exercise Price shall be subject to adjustment from time to time as follows:

(i) Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the date hereof (the “Original Issue Date”) effect a subdivision of the outstanding Common Stock, the Exercise Price in effect immediately before such subdivision shall be proportionately decreased. Conversely, if the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately before such combination shall be proportionately increased. Any adjustment under this Section 3.1(a)(i) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(ii) Adjustment for Common Stock Dividends and Distributions. If the Company at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Exercise Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Exercise Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Exercise Price shall be recomputed accordingly as of the close of business on such record date, and thereafter the Exercise Price shall be adjusted pursuant to this Section 3.1(a)(ii), to reflect the actual payment of such dividend or distribution.

(iii) Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Original Issue Date, the Common Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than an

Acquisition, Asset Transfer, subdivision or combination of shares, stock dividend, reorganization, merger, consolidation, or sale of assets provided for elsewhere in this Section 3.1(a)), in any such event the Holder shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Common Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

(iv) Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time after the Original Issue Date, there is a capital reorganization of the Common Stock (other than an Acquisition, Asset Transfer, recapitalization, or subdivision, combination, reclassification, exchange, or substitution of shares provided for elsewhere in this Section 3.1(a)), as a part of such capital reorganization, provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise hereof the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon exercise immediately prior to such event would have been entitled as a result of such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3.1(a) with respect to the rights of the Holder after the capital reorganization to the end that the provisions of this Section 3.1(a) (including adjustment of the Exercise Price then in effect and the number of shares issuable upon exercise) shall be applicable after that event and be as nearly equivalent as practicable.

(v) Grant, Issue or Sale of Options, Convertible Securities or Rights. If at any time or from time to time on or after the date of issuance hereof, the Company shall grant, issue or sell any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or other securities convertible into or exchangeable for Common Stock or rights to purchase other property (the “Purchase Rights”) pro rata to the record holders of any class of Common Stock of the Company, then the Holder shall be entitled to acquire (within 30 days after the later to occur of the initial exercise date of such Purchase Rights or receipt by such Holder of the notice concerning Purchase Rights to which such Holder shall be entitled under this Section 3.1(a)(v)) upon the terms applicable to such Purchase Rights either: (i) the aggregate Purchase Rights which such Holder or permitted assignee could have acquired if it had held the number of shares of Common Stock acquirable upon exercise of this Warrant immediately before the grant, issuance or sale of such Purchase Rights; provided that if any Purchase Rights were distributed to holders of Common Stock without the payment of additional consideration by such holders, corresponding Purchase Rights shall be distributed to the exercising Holder as soon as possible after such exercise, and it shall not be necessary for the exercising Holder specifically to request delivery of such rights; or (ii) in the event that any such Purchase Rights shall have expired or shall expire prior to the end of said 30-day period, the number of shares of Common Stock or the amount of property which such Holder could have acquired upon such exercise at the time or times at which the Company granted, issued or sold such expired Purchase Rights.

(vi) Rounding of Calculations; Minimum Adjustment. All calculations under this Section 3.1(a) and under the definition of Current Market Price shall be made to the nearest cent or to the nearest whole share (as provided in Section 1.2), as the case may be. Any provision of this Section 3.1 to the contrary notwithstanding, no adjustment in the Exercise Price shall be made if the amount of such adjustment would be less than one percent, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate one percent or more.

(vii) Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this Section 3.1(a) shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event issuing to the Holder the additional shares of Common Stock or other property issuable or deliverable as required by such adjustment over and above the shares of Common Stock or other property issuable or deliverable before giving effect to such adjustment; provided, however, that the Company upon request shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder’s right to receive such additional shares or other property, and such cash, upon the occurrence of the event requiring such adjustment.

(c) Adjustment by Board of Directors. If any event occurs as to which, in the opinion of the Board of Directors, the provisions of this Section 3.1 are not strictly applicable or if strictly applicable would not fairly protect the rights of the Holder in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of increasing the Exercise Price as otherwise determined pursuant to any of the provisions of this Section 3.1, except in the case of a combination of shares of a type contemplated in Section 3.1(a)(i), and then in no event to an amount larger than the Exercise Price as adjusted pursuant to Section 3.1(a)(i).

(d) Statement Regarding Adjustments. Whenever the Exercise Price shall be adjusted as provided in Section 3.1(a), and upon each change in the number of shares of the Common Stock issuable upon exercise of this Warrant, the Company shall forthwith file, at the office of any transfer agent for this Warrant and at the principal office of the

Company, a statement showing in detail the facts requiring such adjustment and the Exercise Price and new number of shares issuable that shall be in effect after such adjustment, and the Company shall also cause a copy of such statement to be given to the Holder. Each such statement shall be signed by the Company’s chief financial or accounting officer. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section 3.1(d).

(e) Notice to Holders. In the event the Company shall propose to take any action of the type described in clause (i) through (v) of Section 3.1(a), the Company shall give notice to the Holder, in the manner set forth in Section 6.6, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(f) Treasury Stock. For the purposes of this Section 3.1, the sale or other disposition of any Common Stock of the Company theretofore held in its treasury shall be deemed to be an issuance thereof.

3.2 Costs. The Holder shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock of the Company upon exercise of this Warrant. Additionally, the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares. The Holder shall reimburse the Company for any such taxes assessed against the Company.

3.3 Reservations of Shares. The Company shall reserve at all times so long as this Warrant remains outstanding, free from preemptive rights, out of its treasury Common Stock or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the exercise of this Warrant, sufficient shares of Common Stock to provide for the exercise hereof.

3.4 Valid Issuance. All shares of Common Stock which may be issued upon exercise of this Warrant will upon issuance by the Company be duly and validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof attributable to any act or omission by the Company, and the Company shall take no action which will cause a contrary result (including, without limitation, any action which would cause the Exercise Price to be less than the par value, if any, of the Common Stock).

ARTICLE IV

Terms Defined

As used in this Warrant, unless the context otherwise requires, the following terms have the respective meanings set forth below or in the Section indicated:

“Acquisition” shall mean any consolidation or merger of the Company with or into any other corporation or other entity or Person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own less than 50% of the Company’s voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company’s voting power is transferred.

“Asset Transfer” shall mean a sale, lease or other disposition of all or substantially all of the assets of the Company.

“Board of Directors” shall mean the Board of Directors of the Company.

“Common Stock” shall mean the Company’s authorized common stock, no par value per share.

“Company” shall mean Varitek Industries, Inc., a Texas corporation, and any other Person assuming or required to assume the obligations undertaken in connection with this Warrant.

“Current Market Price” shall mean, as of any date, 5% of the sum of the average, for each of the 20 consecutive Trading Days immediately prior to such date, of either: (i) the high and low sales prices of the Common Stock on such Trading Day as reported on the composite tape for the principal national securities exchange on which the Common Stock may then be listed, or (ii) if the Common Stock shall not be so listed on any such Trading Day, the high and low sales prices of Common Stock in the over-the-counter market as reported by the Nasdaq Stock Market or (iii) if there be no such representative prices reported by the Nasdaq Stock Market, the lowest bid and highest asked prices at the end of such Trading Day in the over-the-counter market or “pink sheets” as reported by the OTC Electronic Bulletin Board or National Quotation Bureau, Inc., or any successor organization.

“Outstanding,” when used with reference to Common Stock at any date, shall mean all issued shares of Common Stock (including, but without duplication, shares deemed issued pursuant to Article III) at such date, except shares then held in the treasury of the Company.

“Person” shall mean any individual, corporation, partnership, trust, organization, association or other entity.

“Securities Act” shall mean the Securities Act of 1933 and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time.

The term “Trading Day,” for purposes of determining Current Market Price, shall mean a day on which an amount greater than zero can be calculated with respect to the Common Stock under any one or more of the foregoing categories (i), (ii), and (iii), and the “end” thereof, for the purposes of category (iii), shall mean the exact time at which trading shall end on the New York Stock Exchange. If the Current Market Price cannot be determined under any of the foregoing methods, Current Market Price shall mean the fair value per share of Common Stock on such date as determined by the Board of Directors in good faith, irrespective of any accounting treatment.

“Warrant” shall mean this Warrant and any successor or replacement Warrant delivered in accordance with Section 2.3 or Section 6.8.

“Warrant Office” is defined in Section 2.1.

“Warrant Shares” shall mean the shares of Common Stock purchased or purchasable by the Holder upon exercise of this Warrant pursuant to Article I hereof.

ARTICLE V

Covenant of the Company

The Company covenants and agrees that this Warrant shall be binding upon any corporation succeeding to the Company by merger, consolidation, or acquisition of all or substantially all of the Company’s assets.

ARTICLE VI

Miscellaneous

6.1 Entire Agreement. This Warrant contains the entire agreement between the Holder and the Company with respect to the Warrant Shares that it can purchase upon exercise hereof and the related transactions and supersedes all prior arrangements or understanding with respect thereto, including, without limitation, those certain warrants issued by the Company to the Holder on March 21, 2002, May 3, 2002, and June 11, 2002.

6.2 Governing Law. This Warrant shall be governed by and construed in accordance with the internal laws of the State of Texas, without regard to its conflict of law provisions.

6.3 Waiver and Amendment. Any term or provision of this Warrant may be waived at any time by the party which is entitled to the benefits thereof, and any term or provision of this Warrant may be amended or supplemented at any time by agreement of the Holder and the Company, except that any waiver of any term or condition, or any amendment or supplementation, of this Warrant must be in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Warrant shall not in any way affect, limit or waive a party’s rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Warrant.

6.4 Illegality. In the event that any one or more of the provisions contained in this Warrant shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in any other respect and the remaining provisions of this Warrant shall not, at the election of the party for whom the benefit of the provision exists, be in any way impaired.

6.5 Copy of Warrant. A copy of this Warrant shall be filed among the records of the Company.

6.6 Notice. Any notice or other document required or permitted to be given or delivered to the Holder shall be delivered at, or sent by certified or registered mail to such Holder at, the last address shown on the books of the Company maintained at the Warrant Office for the registration of this Warrant or at any more recent address of which the Holder shall have notified the Company in writing. Any notice or other document required or permitted to be given or delivered to the Company, other than such notice or documents required to be delivered to the Warrant Office, shall be delivered at, or sent by certified or registered mail to, the office of the Company or any other address within the continental United States of America as shall have been furnished by the Company to the Holder.

6.7 Limitation of Liability; Not Stockholders. No provision of this Warrant shall be construed as conferring upon the Holder the right to vote, consent, receive dividends or receive notices other than as herein expressly provided in respect of meetings of stockholders for the election of directors of the Company or any other matter whatsoever as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of such Holder for the purchase price of any shares of Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

6.8 Exchange, Loss, Destruction, etc. of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of this Warrant, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of this Warrant, the Company will make and deliver a new Warrant of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrant; provided, however, that the original recipient of this Warrant shall not be required to provide any such bond of indemnity and may in lieu thereof provide his agreement of indemnity. Any Warrant issued under the provisions of this Section 6.8 in lieu of any Warrant alleged to be lost, destroyed or stolen, or in lieu of any mutilated Warrant, shall constitute an original contractual obligation on the part of the Company. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange or replacement. The Holder shall pay all taxes (including securities transfer taxes) and all other expenses and charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section 6.8.

6.9 Headings. The Article and Section and other headings herein are for convenience only and are not a part of this Warrant and shall not affect the interpretation thereof.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name.

Dated: December 5, 2002

VARITEK INDUSTRIES, INC.

By	/s/ RANDY BAYNE
Name: Title:	Randy S. Bayne President & CEO

SUBSCRIPTION NOTICE

The undersigned, the holder of the foregoing Warrant, hereby elects to exercise purchase rights represented by said Warrant for, and to purchase thereunder              shares of the Common Stock covered by said Warrant and herewith makes payment in full therefor pursuant to Section 1.1 of such Warrant, and requests (a) that certificates for such shares (and any securities or other property issuable upon such exercise) be issued in the name of, and delivered to,                 ,                  and (b) if such shares shall not include all of the shares issuable as provided in said Warrant, that a new Warrant of like tenor and date for the balance of the shares issuable thereunder be delivered to the undersigned.

The undersigned represents that (1) the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment not with view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (2) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (3) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (4) the undersigned understands that the shares of Common Stock issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (5) the undersigned is aware that the aforesaid shares of Common Stock may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company, and the Company has not made such information available and has no present plans to do so; and (6) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Common Stock unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.

Dated: , 20

ASSIGNMENT

For value received,                      (“Assignor”), hereby sells, assigns and transfers unto                      the attached Warrant, together with all Assignor’s right, title and interest therein, and does hereby irrevocably constitute and appoint                      attorney to transfer said Warrant on the books of the Company, with full power of substitution.

Dated: , 20

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